UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): June 06, 2025

Civista Bancshares, Inc.

(Exact name of Registrant as Specified in Its Charter)

Ohio	001-36192	34-1558688
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

100 East Water Street
Sandusky, Ohio		44870
(Address of Principal Executive Offices)		(Zip Code)

Registrant’s Telephone Number, Including Area Code: (419) 625 - 4121

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common shares, no par value	CIVB	The Nasdaq Stock Market LLC

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§ 230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§ 240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

(e) Amendment to SERP and Amended Split Dollar Agreement

On June 6, 2025, Civista Bancshares, Inc. (the “Company”) adopted a First Amendment to the Company’s Supplemental Nonqualified Retirement Plan (the “SERP”), which was previously amended and restated effective as of January 1, 2024. The purpose of the First Amendment to the SERP is to (1) reflect an increase to the annual age 65 benefit for Charles A. Parcher under his SERP (increasing from $150,572 to $191,764) resulting from the increase in Mr. Parcher’s salary in connection with his promotion to Executive Vice President and Chief Lending Officer of the Company and President and Chief Lending Officer of Civita Bank in January 2025, and (2) add Ian Whinnem, Senior Vice President, Chief Financial Officer and Treasurer of the Company and Senior Vice President and Chief Financial Officer of Civista Bank, as a participant in the SERP. A copy of the First Amendment to the SERP is filed as Exhibit 10.1 to this Current Report and incorporated herein by reference.

Under the SERP, as amended, a participant generally will vest in his or her retirement benefit over 10 years of service. Vesting will be accelerated in the event that a participant becomes disabled before completing 10 years of service. Except when delayed pursuant to the requirements of Section 409A of the Internal Revenue Code, payment of the SERP retirement benefit will begin on the first day of the second month following the participant’s separation from service and continue for a period of 10 years thereafter. Generally, if a participant dies or is terminated for cause (as defined in the SERP) before payment of the retirement benefit has commenced, the participant will forfeit any right to payment of a retirement benefit.

The Company’s subsidiary, Civista Bank, has purchased split dollar life insurance policies in order to fund the obligations under the SERP. Generally, these policies provide participants with a death benefit equal to the retirement benefit a participant would have received under the SERP had the participant not died before separating from service. On June 6, 2025, Civista Bank entered into an amended and restated Endorsement Split Dollar Life Insurance Agreement with Charles A. Parcher (the “Amended Parcher Split Dollar Agreement”). Pursuant to the Amended Parcher Split Dollar Agreement, the minimum amount of the net death benefit payable to Mr. Parcher’s designated beneficiary(ies) upon his death while employed by Civista Bank was increased from $1,145,186 to $1,509,543 to reflect the increase in Mr. Parcher’s SERP benefit as described above. A copy of the Amended Parcher Split Dollar Agreement is filed as Exhibit 10.3 to this Current Report on Form 8-K and incorporated herein by reference.

Civista Bank previously entered into similar Endorsement Split Dollar Life Insurance Agreements with certain other executive officers, which provide for the payment of the following minimum net death benefit to each executive officer’s designated beneficiary(ies) upon the executive officer’s death while employed by Civista Bank:

Executive Officer	Title	Minimum Net Death Benefit
Dennis G. Shaffer	President and Chief Executive Officer of the Company and Chief Executive Officer of Civista Bank	$2,271,386
Richard J. Dutton	Senior Vice President of the Company and Executive Vice President, Chief Operating Officer of Civista Bank	$1,276,205
Ian Whinnem	Senior Vice President, Chief Financial Officer and Treasurer of the Company and Senior Vice President and Chief Financial Officer of Civista Bank	$1,150,033
Lance A. Morrison	Senior Vice President, Secretary and General Counsel of the Company and Senior Vice President of Civista Bank	$865,537

The foregoing summaries of the First Amendment to the SERP, the SERP and the Amended Parcher Split Dollar Agreement do not purport to be complete and are subject to, and qualified in their entirety by, the full text of the First Amendment to the SERP, the SERP and the Amended Parcher Split Dollar Agreement, which are filed as (or incorporated by reference in) Exhibits 10.1, 10.2 and 10.3, respectively, to this Current Report on Form 8-K.

Item 9.01 Financial Statements and Exhibits.

(d) Exhibits.

Exhibit Number	Description

10.1	First Amendment to Civista Bancshares, Inc. Supplemental Nonqualified Executive Retirement Plan, effective as of June 6, 2025
10.2

Civista Bancshares, Inc. Supplemental Nonqualified Executive Retirement Plan, as amended and restated effective as of January 1, 2024 (incorporated by reference to Exhibit 10.1 to the Company’s Current Report on Form 8-K filed with the Securities and Exchange Commission on February 22, 2024 (File No. 001-36192)

10.3	Endorsement Split Dollar Insurance Agreement, dated June , 2025, between Civista Bank and Charles A. Parcher

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Civista Bancshares, Inc.

Date:	June 6, 2025	By:	/s/ Ian Whinnem
Ian Whinnem, Senior Vice President and Chief Financial Officer